Exhibit 32

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Kate W. Duchene, the Chief Executive Officer of Resources Connection, Inc., and Herbert M. Mueller, Chief Financial Officer of Resources Connection, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of her or his knowledge:

(i)	the Report on Form 10-Q of the Company for the quarter ended February 24, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 5, 2018	/s/ KATE W. DUCHENE
Kate W. Duchene
President and Chief Executive Officer

/s/ HERBERT M. MUELLER
Herbert M. Mueller
Executive Vice President and Chief Financial Officer

The foregoing certification accompanies the Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.